Exhibit 10.2

Insurance Letters of Credit – Master Agreement

Form 3/CEP

AGREEMENT DATED 17 September 2010

BETWEEN:

(1)	RENAISSANCE REINSURANCE LTD. (“the Company”) whose office is at Renaissance House, 12 Crow Lane, Pembroke HM 19, Bermuda;

AND

(2)	CITIBANK EUROPE PLC (“CEP”) whose offices and registered address are at 1
North Wall Quay, I.F.S.C., Dublin 1, Ireland.

PREAMBLE

Subject to the Company’s satisfaction of the terms and conditions contained in this Agreement, CEP agrees to establish letters of credit or similar or equivalent acceptable instruments (each a "Credit" and collectively the "Credits") on behalf of the Company in favour of beneficiaries located in the United States of America or elsewhere (the "Beneficiary" or "Beneficiaries" as relevant). In furtherance of this Agreement, the parties have separately agreed the contractual or security arrangements that will apply in respect of the Company’s obligations under or pursuant to this Agreement.

1.       AGREEMENT

It is agreed between us in relation to each Credit that:-

1.1
In order to establish a Credit, the Company is required to submit an application form to CEP in substantially the form attached as Exhibit A (the “Application Form”).  An Application Form may, subject to CEP’s agreement, be received via any electronic system(s) or transmission arrangement(s).  An Application Form must (a) be completed by or on behalf of the Company in accordance with the terms of the Company’s banking mandate(s) or other authorities lodged with CEP or in accordance with arrangement(s) made with CEP from time to time; and (b) indicate therein the name of the Beneficiary and the amount, currency of payment and term of the Credit required.  Upon receipt of an Application Form that satisfies the above criteria, CEP shall establish on behalf of the Company an irrevocable clean sight Credit (or such other form of Credit as may be required by the Application Form relating thereto) available, in whole or in part, by the Beneficiary’s sight draft (the Company hereby agreeing that CEP may accept as a valid “sight draft” any written or electronic demand or other request for payment under the Credit, even if such demand or other request is not in the form of a negotiable instrument) on CEP or otherwise as may be required by the terms of the Credit; provided, however, that:

(i)
the opening of any Credit hereunder shall, except as otherwise specifically provided in any other agreement between (inter alia) CEP and the Company, in every instance, be at CEP’s option and nothing herein shall be construed as obliging CEP to open any Credit;

(ii)	prior to the establishment of any Credit or in order to maintain a Credit the Company undertakes as follows:

(a)
to pledge the requisite amount of "Collateral" as defined in and in accordance with a pledge agreement dated on or about the date hereof between the Company (as pledgor) and CEP (the "Pledge Agreement") and/or (subject to any applicable side letter) to charge the requisite amount of cash (pursuant to a collateral agreement to be entered into between the Company (as chargor) and CEP (the "Reinsurance Deposit Agreement") to be held in an account of the Company opened with CEP held in London, where the value attributed by CEP to such charged cash is as per the terms of schedules 1 and 2 of the Pledge Agreement; or

(b)	at the request of CEP (if no Pledge Agreement or Reinsurance Deposit Agreement is in effect between the Company and CEP):

(I)
forthwith to deposit, at an Approved Bank, in an account or accounts in the Company’s name, cash or securities or a combination of cash and securities of such amount and in such combination as CEP may require (a "Deposit").  “Approved Bank” for the purposes of this Clause 1.1(ii)(b) shall mean one or more of the following: (i) Citibank, N.A. at their branch at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB; (ii) a bank approved by CEP; or (iii) such other Citigroup branch or approved bank as CEP may designate and notify the Company; and

(II)	should a Deposit have been requested, to execute CEP’s standard form charge documentation in relation to the accounts opened pursuant to Clause 1.1(ii)(b)(I) above.

1.2
In the circumstances where Clause 1.1(ii)(b)(I) above applies and without prejudice to the generality of Clause 1.1(i), the opening of any Credit hereunder shall be dependent upon CEP being satisfied, in its absolute discretion, that a Deposit has been carried out and that the documentation required to be executed under Clause 1.1(ii)(b)(II) has been validly executed;

1.3
The Company undertakes to reimburse CEP, within three Business Days of demand, the amount of any and all drawings (including, for the avoidance of doubt, drawings presented electronically) under each Credit;

1.4
The Company undertakes to indemnify CEP, within five Business Days of demand, for and against all actions, proceedings, losses, damages, charges, costs, expenses, claims and demands which CEP may incur, pay or sustain in connection with each Credit and/or this Agreement, howsoever arising (unless resulting from CEP’s own gross negligence or willful misconduct);

1.5
The Company undertakes to pay CEP, within five Business Days of demand, such fees and/or commissions of such amount(s) and/or at such rate(s) as shall have been or may be advised by CEP to the Company as payable in connection with each Credit provided always that where the Company has entered into any specific fee agreement with CEP relating to fees and/or commissions, CEP shall claim such fees and/or commissions pursuant to such fee agreement and at such rate(s) specified therein and may not claim the same pursuant to this Clause 1.5;

1.6
The Company hereby irrevocably authorises CEP to make any payments and comply with any demands which may be claimed from or made upon CEP in connection with any Credit without any reference to, or further authority from, the Company.  The Company hereby agrees that it shall not be incumbent upon CEP to enquire or take notice of whether or not any such payments or demands claimed from or made upon CEP in connection with each Credit are properly made or whether any dispute exists between the Company and the Beneficiary thereof.  The Company further agrees that any payment CEP makes in accordance with the terms and conditions of each Credit shall be binding upon the Company and shall be accepted by the Company as conclusive evidence that CEP was liable to make such payment or comply with such demand.

2.       REPRESENTATIONS AND WARRANTIES

2.1	The Company represents and warrants to CEP on the date hereof that:

(i)	it has the necessary power to enable it to enter into and perform the obligations expressed to be assumed by it under this Agreement;

(ii)
this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law);

(iii)	all necessary authorisations to enable or entitle it to enter into this Agreement have been obtained and are in full force and effect; and

2.2         The Company represents and warrants to CEP on the date hereof that:

(i)        it is not unable to pay its debts as they fall due;

(ii)	it has not been deemed or declared to be unable to pay its debts under any applicable law;

(iii)	it has not suspended making payments on any of its debts;

(iv)	it has not, by reason of actual or anticipated financial difficulties, commenced negotiations with any of its creditors with a view to rescheduling any of its indebtedness;

(v)	the value of its assets is not less than its liabilities (taking into account contingent and prospective liabilities);

(vi)	no moratorium has been declared in respect of any of its indebtedness; and

(vii)	no analogous or similar event or concept to those set out in this Clause 2.2 has occurred or is the case under the laws of any jurisdiction.

3.	EXTENSION/TERMINATION

3.1	(a)
Any Credit established hereunder may, if requested by the Company on the relevant Application Form and subject to CEP’s consent, bear a clause to the effect that it will automatically be extended for successive periods of one year (or such other period as may be stated in the relevant Application Form) (any such Credit being referred to herein as an "Evergreen Credit") and such Evergreen Credit shall be so extended UNLESS the Beneficiary has received from the bank or institution issuing the Credit (the "Issuing Bank") by registered mail (or other appropriate receipted delivery) notification of the Issuing Bank's intention not to renew such Evergreen Credit at least 30 days (or such other period as may be stated in the relevant Application Form) prior to the end of the original term or, as the case may be, of a period of extension (the "Notice Period").

(b)
In the event that the Company no longer desires that an Evergreen Credit be automatically extended in accordance with its terms, the Company shall notify the Issuing Bank by registered mail (or other means acceptable to the Issuing Bank) of its election not to have such Evergreen Credit extended at least 30 days prior to the commencement of the Notice Period.  Upon the Issuing Bank's receipt of such notice, the Issuing Bank shall send notice to the Beneficiary in accordance with Clause 3.1(a) and the Evergreen Credit will no longer be automatically extended.

4.     UCC/ISP

CEP may, at its sole option, arrange for the issuance of any Credit as being subject to either (i) the Uniform Customs and Practice for Documentary Credits (1993 Revision) ICC Publication No. 600 (“the UCP”) or (ii) the International Chamber of Commerce Publication No. 590 - the International Standby Practices 1998 (the “ISP”), (or any subsequent version of either); provided however that CEP may agree such modifications thereof as may be required by any regulatory or other authority having jurisdiction as to the acceptability of the Credit in question.

5.      OTHER AGREEMENTS

5.1
In the event of any inconsistency between any provision contained in this Agreement and any provision contained in that certain Facility Letter, dated on or about the date hereof, by and among CEP, the Company and the other parties thereto (the “Facility Letter”), or that certain Facility Fee Letter, dated on or about the date hereof, by and among CEP, the Company and the other parties thereto (the “Facility Fee Letter”), as applicable, the provision contained in the Facility Letter or the Facility Fee Letter, as applicable, shall prevail.  In the event that the Facility Letter and/or the Facility Fee Letter have been terminated but this Agreement remains in effect, all references in this Agreement to the Facility Letter and/or the Facility Fee Letter, as applicable (other than those contained in this sentence), shall be disregarded for purposes of interpreting this Agreement.

5.2
For the avoidance of doubt any letter or letters of credit or similar or equivalent instrument or instruments (the "Existing Credit(s)") which has or have been established or opened pursuant to the terms of any previous agreement(s) entered into between the Company and CEP or Citibank, N.A. governing the Existing Credits (including any security arrangements that apply in respect of any obligation under or pursuant to such previous agreement(s)) (the "Existing Agreement(s)") shall continue in force until cancelled.  The Existing Agreement(s) shall continue to apply to the Existing Credit(s) in accordance with their respective terms and shall not be affected by this Agreement.

6.     CREDIT CHOICE OF LAW

If, at the Company’s request, a Credit expressly chooses a state or country law other than New York, U.S.A. or English law, or is silent with respect to the UCP, the ISP or a governing law, CEP shall not be liable for any payment, cost, expense or loss resulting from any action or inaction it takes provided such action or inaction is justified under UCP, ISP, New York law, English law or the law governing the Credit.

7.      BRANCHES/CORRESPONDENT BANKS

7.1	The Company acknowledges that CEP may carry out any of its obligations or exercise any of its rights under this Agreement through any of its offices or branches, wheresoever situated.

7.2	The Company further understands that CEP reserves the right, at its cost, to:

(a)	issue any Credit through any affiliate of CEP;

(b)	issue any Credit through any non-affiliated correspondent of its choice provided:

(i)	the Company has given its prior written approval to such correspondent (such approval not to be unreasonably withheld or delayed) and

(ii)	such correspondent is an authorized issuing bank for the purposes of the Beneficiary; and/or

(c)	have any Credit confirmed by Citibank, N.A.

In such circumstances, CEP will be required to guarantee reimbursement to such affiliate, correspondent or Citibank, N.A. of any payments which such affiliate, correspondent  and/or Citibank, N.A. may make under the Credit in question and such guarantee (howsoever described) shall be treated mutatis mutandis as a Credit for the purpose of this Agreement and therefore be covered by the terms of this Agreement including without limitation clause 1.3; provided, that, in no event shall the Company’s liability in respect of such Credit be greater than what it would have been had the rights of CEP under this clause 7.2 not been exercised.

8.      INCREASES ETC/REINSTATEMENTS

Except as otherwise provided herein, the provisions of the foregoing Clauses shall be equally applicable to any increase, extension, renewal, partial renewal, modification or amendment of, or substitute instrument for, any Credit to which they apply.  If for any reason any amount paid under any Credit is repaid, in whole or in part, by the Beneficiary thereof, CEP may, in its sole discretion, treat (or procure the treatment of) such repayment as a reinstatement of an amount (equal to such repayment) under such Credit.  The value date CEP applies to any such reinstatement shall not be earlier than the date of such repayment and CEP shall not be liable for losses of any nature which the Company may suffer or incur and/or which may arise from any inadvertent or erroneous drawing, except to the extent that such losses were the result of CEP’s gross negligence or willful misconduct.

9.       NOTICES

9.1	Any notice or demand to be served on the Company by CEP hereunder may be served:

                      (a)       on any of the Company’s Authorized Officers personally;

(b)	by letter addressed to the Company or to any of its Authorized Officers and left at the Company’s registered office or at any one of its principal places of business;

(c)	by posting the same by letter addressed in any such manner as aforesaid to such registered office or principal place of business; or

(d)	during the Company's normal business hours, by facsimile addressed in any such manner as aforesaid to any then published facsimile number of the Company.

"Authorized Officer" means the Company's Chief Executive Officer, Chief Operating Officer, Chief Investment Officer, Chief Accounting Officer or Treasurer for the time being.

9.2
Unless otherwise stated, any notice or demand to be served on CEP by the Company hereunder must be served either at CEP’s address as stated above (or such other address as CEP may notify the Company of from time to time) or by facsimile during CEP's normal business hours to such number as CEP may notify the Company of from time to time.

9.3	Any notice or demand:

(a)
sent by post to any address in the Republic of Ireland or the United Kingdom shall be deemed to have been served on the Company at 10:00 a.m. (London time) on the first Business Day after the date of posting (in the case of an address in the Republic of Ireland) and on the second Business Day after posting (in the case of an address in the United Kingdom) or, in the case of an address outside the Republic of Ireland or the United Kingdom (or a notice or demand to CEP), shall be deemed to have been served on the relevant party at 10:00 a.m. (London time) on the third Business Day after and exclusive of the date of posting; or

(b)	sent by facsimile shall be deemed to have been served on the relevant party when the party sending such notice or making such demand receives confirmation of good transmission thereof.

9.4
In proving service by post it shall be sufficient to show that the letter containing the notice or demand was properly addressed and posted and such proof of service shall be effective notwithstanding that the letter was in fact not delivered or was returned undelivered.

9.5	In this Agreement, a "Business Day" shall be construed as a reference to a day (other than a Saturday or a Sunday) on which banks are generally open in Dublin and London.

10.    ASSIGNMENT/NOVATION

10.1
Subject to the last sentence of this Clause 10.1, CEP has a full and unfettered right (a) to assign or otherwise dispose of the whole or any part of its rights and/or benefits (but not its obligations) under this Agreement or (b) (subject to Clauses 10.2 to 10.5) to novate its rights and obligations under this Agreement.  The words "CEP" and "CEP’s" wherever used in Clauses 10.2 to 10.5 shall be deemed to include CEP’s assignees and novatees and other successors, whether immediate or derivative, who shall be entitled to enforce and proceed upon this Agreement in the same manner as if named herein. CEP shall be entitled to impart any information concerning the Company to any such assignee, novatee or other successor or any participant or proposed assignee, novatee, successor or participant.  Notwithstanding anything in this Agreement to the contrary, CEP shall not be entitled to assign or novate any of its rights and obligations unless:

(i) in the case of a novation only, each outstanding Credit is, with the relevant Beneficiary's consent, cancelled and replaced with a new Credit issued by the relevant novatee and

(ii) the Company has given its prior written consent (such consent not to be unreasonably withheld or delayed) provided that no such consent shall be necessary if:

(1) the proposed assignment or novation is to an affiliate of CEP or

(2) at the time of the proposed assignment or novation, there shall have occurred and be continuing with respect to the Company an "Event of Default" (as such term is defined in the Facility Letter),

10.2
Subject to the limitations set forth in Clause 10.1 above, the person who is for the time being liable to perform CEP’s obligations under this Agreement (a "Transferring Bank") shall be entitled to novate at any time, upon service of a notice on the Company in the form attached as Schedule One to this Agreement (a "Novation Notice"), any or all of its rights and obligations under, and the benefit of, this Agreement to any Permitted Transferee.  With effect from the date on which a Novation Notice is executed by the Transferring Bank and the Permitted Transferee and served on the Company (the "Novation Date"), the provisions of Clause 10.3 shall have effect (but not otherwise).

10.3	With effect from (and subject to the occurrence of) the Novation Date:

10.3.1
the Permitted Transferee shall be bound by the terms of this Agreement (as novated) in every way as if the Permitted Transferee was and had been a party hereto in place of the Transferring Bank and the Permitted Transferee shall undertake and perform and discharge all of CEP’s obligations and liabilities under this Agreement (as novated) whether the same fell or fall to be performed or arose or arise on, before or after the Novation Date;

10.3.2
the Company shall release and discharge the Transferring Bank from further performance of its obligations arising in favour of the Company on and after the Novation Date under this Agreement and all claims and demands whatsoever in respect thereof against the Transferring Bank, and the Company shall accept the liability of the Permitted Transferee in respect of such obligations in place of the liability of the Transferring Bank;

10.3.3
the Transferring Bank shall release and discharge the Company from further performance of its obligations arising in favour of the Transferring Bank on and after the Novation Date under this Agreement and all claims and demands whatsoever in respect thereof by the Transferring Bank; and

10.3.4
the Company shall be bound by the terms of this Agreement (as novated) in every way, and it shall undertake and perform and discharge in favour of the Permitted Transferee each of its obligations, without duplication, whether the same fell or fall to be performed or arose or arise on, before or after the Novation Date and expressed to be owed to CEP.

10.4
Without prejudice to the automatic novation of the Transferring Bank’s rights and obligations pursuant to Clause 10.3, the Company undertakes to sign and return promptly each acknowledgement of the Novation Notice from time to time delivered to it promptly following receipt of the same from the Transferring Bank.

10.5	For the purposes of this Clause 10 a "Permitted Transferee" shall mean any holding company, subsidiary or affiliate of Citigroup Inc.

10.6	Notwithstanding anything in this Agreement to the contrary, any assignment or novation in violation of the provisions of this Clause 10 shall be null and void and of no force or effect.

11.       GOVERNING LAW/JURISDICTION

This Agreement shall be governed by English law and, for CEP’s benefit, the Company hereby irrevocably submits to the jurisdiction of the English Courts in respect of any dispute which may arise from or in connection with this Agreement. The terms of this Agreement may not be waived, modified or amended unless such waiver, modification or amendment is in writing and signed by CEP nor may the Company assign any of its rights hereunder without CEP’s prior written consent.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written:

RENAISSANCE REINSURANCE LTD.

By:  /s/ Todd R. Fonner
Name: Todd R. Fonner
Title: SVP, CIO

AND

CITIBANK EUROPE PLC

By:  /s/ Niall Tuckey
Name: Niall Tuckey
Title: VP

SCHEDULE ONE

Form of Novation Notice for Clause 10

To:	Renaissance Reinsurance Ltd.
Date:
Dear Sirs

Insurance Letters of Credit – Master Agreement (Form 3/CEP) dated 17 September, 2010 and made between Citibank Europe plc and Renaissance Reinsurance Ltd. (the "Agreement")

We refer to Clause 10 of the Agreement.  We hereby notify you that we wish to exercise our option to novate under Clause 10 thereof so that with effect from today's date the rights, liabilities and obligations of [name of Transferring Bank] shall be novated to [name of Permitted Transferee] in the manner set out in Clause 10 thereof.

We confirm that the identity of the Permitted Transferee satisfies the requirements of Clauses 10.2 and 10.5 of the Agreement.

The relevant address for the purposes of Clauses 3.1 and 9 is as follows:

[insert new address]

Yours faithfully

for and on behalf of
[TRANSFERRING BANK]

for and on behalf of
[PERMITTED TRANSFEREE]

RENAISSANCE REINSURANCE LTD.:

(1)	acknowledges receipt of the Novation Notice; and

(2)	agrees that with effect from the date of the Novation Notice the rights, liabilities and obligations of [ ] are novated to [ ] in the manner set out in Clause 10 of the Agreement.

RENAISSANCE REINSURANCE LTD.

By: _________________________________
Name:
Title:

EXHIBIT A
FORM OF APPLICATION FORM

Page 1 of 2

FORM 4 *(TO BE USED FOR NON-SCHEME LOC OPENINGS AND INCREASES ONLY)*

HEADER DETAILS:

ILOC No.: ____
For openings leave blank

ILOC Type: ____
(Choose from dropdown box)

Effective date: ____
(DD/MM/YYYY)

Expiry date: ____
New / to be changed to (DD/MM/YYYY)

Advising period: ____
(Choose from dropdown box)

Other advising period: ____

Evergreen clause: ☐ YES ☐ NO

Other information: ____

BENEFICIARY DETAILS:

Full Company Name: ____

Street Address: ____

City / Post Code: ____ State / Country: ____

For attention of: ____

US INTERMEDIARY DETAILS: (to be completed if the Credit is to be sent to a party different to the addressee shown above)

Full Company Name: ____

Street Address: ____

City / Post Code: ____ State / Country: ____

For attention of: ____

TRANSACTION DETAILS:

Transaction Type: ____
(Choose from dropdown box)

Currency: ____

Previous ILOC amount: (A) ____
Opening / Increase ILOC amount: (B) ____
New ILOC amount: (C) ____

(Complete boxes A, B and C when amending a credit. Complete only box C in case of a new credit)

SIGNATURES

Authorised Signatories only must sign form (**as per Current Mandate/General Communications Indemnity and Master Reimbursement Agreement lodged with Citibank**). If signatures below do not appear on the mandate Citibank has on file, form will be rejected and transaction will not be processed.

SIGNED FOR AND ON BEHALF OF THE COMPANY (PLEASE TYPE IN FULL COMPANY NAME)

____

TYPE FULL NAME AND SURNAME	SIGNATURE	TYPE DATE (DD/MM/YYYY)
TYPE FULL NAME AND SURNAME	SIGNATURE	TYPE DATE (DD/MM/YYYY)

Page 2 of 2

citi

ACCOUNT DETAILS:

LOC a/c no.: 5 Customer a/c no.: 8

Mendes & Mount: ☐ YES ☐ NO

WORDING DETAILS:

Liquidator Wording:
(Choose from dropdown box)

Comments: 8

Domicile:

UCP version: ☐ 500 ☐ 600

Multi-beneficiary Indicator: ☐ YES ☐ NO (If yes is chosen, fill in multi-beneficiary details below)

Multi-beneficiary details:

1st Beneficiary name: Percentage:

2nd Beneficiary name: Percentage:

3rd Beneficiary name: Percentage:

Multi-beneficiary Wording:
(Choose from dropdown box)

Option A: Designate an agent to act on behalf of the beneficiaries listed:
CONTENT OF LC:
Beneficiary: [NAME OF AGENT] for and on behalf of: "A", "B",...
"All presentations, consents and instructions received from, and any action taken by, [NAME OF AGENT] shall bind each of the above-named beneficiaries. Only [NAME OF AGENT] and no other beneficiary named above, shall present documents hereunder for payment or provide any other consent or instruction hereunder."

Option B: "A" or "B" (means either one or the other, but not both, is the beneficiary; only one or the other can draw and either one, alone, can accept amendments or consent to revoke the credit):
CONTENT OF LC:
Beneficiary: "A" or "B"
"Any one of the above-named parties shall constitute the Beneficiary with respect to any presentation, amendment, or consent to revoke. The above-named parties may not act simultaneously. Presentations, amendments and consents will be given effect in the order in which they are received."

Option C: "A" and/or "B" (means either one can act and bind both, or both can act simultaneously; if both draw simultaneously, payment must be made either to a joint account or to an account(s) of one or more of the beneficiaries that are drawing; an acceptance of an amendment or consent to revoke by either one binds both):
CONTENT OF LC:
Beneficiary: "A" and/or "B"
"Any drawing hereunder or other action taken in connection herewith by one or more of the Beneficiaries shall bind all the Beneficiaries. Presentations, amendments and consents will be given effect in the order in which they are received. [Optional Clause: Payment under any presentation made to more than one named beneficiary shall be made pro-rata to the presenting parties.]"

ORIGINAL FORM TO BE SENT TO:

ILOC DEPARTMENT, CITIBANK EUROPE PLC, 1 NORTH WALL QUAY, BLOCK A, 2ND FLOOR, DUBLIN 1, REPUBLIC OF IRELAND. IF YOU HAVE ANY QUERIES WHILE FILLING IN THIS FORM, PLEASE CONTACT ILOC CUSTOMER SERVICES AT +353 1 622 55 70 OR BY E-MAIL AT ILOC.CSU@CITI.COM
PLEASE NOTE THAT INCOMPLETE FORMS WILL BE RETURNED UNPROCESSED.